Exhibit 8.1

[MCGUIREWOODS LLP LETTERHEAD]

April 12, 2012

Ferrellgas Partners, L.P.

Ferrellgas Partners Finance Corp.

7500 College Boulevard, Suite 1000

Overland Park, Kansas 66210

Re:          Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special tax counsel to Ferrellgas Partners, L.P., a Delaware limited partnership (the “Partnership”), and Ferrellgas Partners Finance Corp., a Delaware corporation (“Ferrellgas Partners Finance,” and together with the Partnership, the “Issuers”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”), being filed by the Issuers on or about the date of this opinion letter with the Securities and Exchange Commission (the “Commission”)  in connection with the registration under the Securities Act, as amended (the “Securities Act”), of certain common units of the Partnership (the “Common Units”), senior units of the Partnership (the “Senior Units”), deferred participation units of the Partnership (the “DPUs”), debt securities of the Partnership and Ferrellgas Partners Finance (the “Debt Securities”) and warrants of the Partnership (the “Warrants”, and together with the Common Units, Senior Units, DPUs, and Debt Securities, collectively, the “Securities”).

The Securities are described in the Registration Statement and we understand that the Securities will be issued as follows:

(a)           the Debt Securities will be issued under one of the indentures, in the forms attached as exhibits to the Registration Statement, as each indenture may be amended or supplemented from time to time (each, an “Indenture”), to be entered into between the Issuers and the trustee;

(b)           the Warrants will be issued pursuant to a warrant agreement to be delivered by the Partnership; and

(c)           certain terms of the Securities to be issued from time to time will be approved by the Boards of Directors of Ferrellgas, Inc., a Delaware corporation and the sole general partner of the Partnership (the “General Partner”) and Ferrellgas Partners Finance, as applicable, as part of the corporate action to be taken in connection with the authorization of the issuance of the applicable Securities.

Documents Reviewed

In connection with this opinion letter, we have examined the following documents: (a) the Registration Statement, including the exhibits being filed therewith and incorporated by reference therein from previous filings made by the Issuers with the Commission and (b) the prospectus contained in the Registration Statement (the “Prospectus”).  In addition, we have examined and relied upon originals or copies of the following:

(i)            a certificate from an officer of the General Partner, certifying as to, among other things, (A) true and correct copies of the certificate of limited partnership and the limited partnership agreement of the Partnership, (B) true and correct copies of the certificate of incorporation and the bylaws of the General Partner, and (C) resolutions of the board of directors of the General Partner authorizing the Registration Statement on behalf of the Partnership;

(ii)           a certificate from an officer of Ferrellgas Partners Finance certifying as to, among other things, (A) true and correct copies of the certificate of incorporation and the bylaws of Ferrellgas Partners Finance, and (B) resolutions of the board of directors of Ferrellgas Partners Finance authorizing the Registration Statement on behalf of Ferrellgas Partners Finance;

(iii)          certificates from the Secretary of State of the State of Delaware attesting to the continued existence and good standing in the State of Delaware of (A) the Partnership and (B) Ferrellgas Partners Finance;

(iv)          the forms of Indenture included as exhibits to the Registration Statement; and

(v)           originals, or copies identified to our satisfaction as being true copies, of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter

In our examinations and investigations of all of the documents listed in the above paragraph (collectively, the “Documents”), we have assumed (a) the genuineness of all signatures on, and the authenticity of, all Documents submitted to us as originals and the conformity to the original documents of all such Documents submitted to us as copies, (b) that the Documents have not been and will not be, on or before the date of this opinion, altered or amended in any respect material to our opinions as expressed herein, (c) the truthfulness of all statements of fact set forth in such Documents, (d) the due authorization, execution and delivery by the parties thereto of all Documents examined by us other than the Partnership and the General Partner, (e) the legal capacity of all individuals, and (f) that, to the extent such Documents purport to constitute agreements of parties other than the Partnership and the General Partner, such Documents constitute valid, binding and enforceable obligations of such other parties.

Our opinion expressed herein is also based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, and the interpretations of the Code and such regulations by the courts and the Internal Revenue Service, all as they are in effect and exist as of the date hereof.  It should be noted that statutes, regulations, judicial decisions and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect.  A material change that is made or that occurs after the date hereof in any of the foregoing bases for our opinion could adversely affect our conclusions.

Based upon and subject to the foregoing, the statements set forth in the Prospectus under the heading “Tax Consequences,” to the extent that they constitute legal conclusions and subject to the qualifications set forth therein, constitute our opinions as to the matters set forth therein.

The foregoing opinion is strictly limited to the matters expressly stated herein, and no other or more extensive opinions are intended or implied or to be inferred beyond the matters expressly stated herein.   The opinion expressed herein is limited to the federal laws of the United States.  We are not purporting to opine on any matter to the extent that it involves the laws of any other jurisdiction.

Moreover, we note that as special tax counsel to the Partnership, our representation of the Partnership is necessarily limited to such specific and discrete matters referred to us from time to time by representatives of the Partnership.  Accordingly, we do not have and you should not infer from our representation of the Partnership in this particular instance that we have any knowledge of the Partnership’s affairs or transactions other than as expressly set forth in this opinion letter.

It is understood that the foregoing opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect and may not be relied upon by you in any other capacity or for any other purpose.   Other than as expressly stated above, we express no opinion on any other issue relating to the Partnership or to any investment therein.   The foregoing opinion is not a guarantee or opinion respecting matters of fact and should not be construed or relied on as such.   The foregoing opinion is as of the date hereof, we undertake no responsibility to update such opinion after the date hereof and we assume no responsibility for advising you of any changes with respect to any matters described in such opinion that may occur subsequent to the date hereof or with respect to the discovery subsequent to the date hereof of information not previously known to us pertaining to events occurring prior to the date hereof.

Miscellaneous

The foregoing opinion is being furnished solely in connection with the offer and sale of the Securities described in the first paragraph of this opinion letter.  We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement on or about the date hereof, to the incorporation by reference of this opinion of counsel into the Registration Statement and to the reference to our firm in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not admit that we are “experts,”  within the meaning of that term as used in the Securities Act of 1933, as amended (the “Securities Act”) or otherwise within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

/s/ McGuireWoods LLP